Exhibit 99.1

TeraWulf Announces 7.9 EH/s Expansion Plan and Associated Purchase of
18,500 S19j XP Bitcoin Miners from BITMAIN

Increases self-mining by 58% to 7.9 EH/s and over 200 MW of capacity by year end 2023

Creates one of the most efficient and profitable mining fleets in the sector by combining a fleet efficiency of 25.7 J/TH with low-cost 91% zero-carbon power

Represents the first large-scale order of S19j XPs from BITMAIN

EASTON, Md. – July 18, 2023 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), owner and operator of vertically integrated, domestic Bitcoin mining facilities powered by more than 91% zero-carbon energy, today announced plans to expand its self-mining capacity to 7.9 EH/s by year end with the associated purchase of 18,500 of the next generation Antminer S19j XP bitcoin mining machines for a total price of $75 million. After coupons and credits, the Company currently expects to pay $53.4 million, or $19.10 per terahash, for the miners.

The new S19j XP machines will be deployed at the Company’s Lake Mariner facility in New York where construction of Building 3, which will house 43 MW of capacity, is underway and targeted for completion by year-end 2023. The infrastructure expansion and additional miners are expected to increase the Company’s total self-mining hashrate by approximately 58% (from 5.0 EH1 to 7.9 EH/s). The Company has already paid the deposit on the new miners.

The BITMAIN purchase order represents the first large-scale order of S19j XPs, which are the next generation unit offered by BITMAIN with a power-efficiency rating of 21.5 joules per terahash (J/TH) and a bitcoin mining hashrate of 151 terahash per second (TH/s) each, for a combined total hashrate of 2.8 exahashes per second (EH/s) for the 18,500 units. According to the purchase agreement, the 18,500 S19j XPs are scheduled to be shipped by BITMAIN in equal monthly allotments in October, November, and December.

“At TeraWulf, we continue to believe that all hash is not created equal. Our planned expansion with S19j XPs will further establish TeraWulf as one of the most efficient mining fleets in the sector with a fleet efficiency of 25.7 J/TH,” said Nazar Khan, Co-founder and COO of TeraWulf. “Coupled with a realized average cost of power of 3.5 cents per kilowatt hour and average availability in excess of 98%, we are not only expanding hashing capacity with this order but simultaneously positioning the Company for increased profit margins ahead of the next halving.”

Xmei Lin, Head of Sales at BITMAIN commented, “BITMAIN is proud to partner with TeraWulf for the first large-scale order of S19j XPs. The high performance and low energy consumption of our latest generation S19j XP miners represent the most efficient mining equipment in the market and the perfect complement to TeraWulf’s sustainable and low-cost mining business.”

A Current Report on Form 8-K containing more detailed information regarding the agreement with BITMAIN will be filed by TeraWulf with the Securities and Exchange Commission.

1 A portion of the new S19j XP miners will replace 5,000 (0.5 EH/s) third-party miners currently hosted by the Company at Lake Mariner pursuant to an agreement that expires in the fourth quarter of 2023.

Exhibit 99.1

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: its wholly owned Lake Mariner facility in New York, and the Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by utilizing nuclear and hydro energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of Bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in Bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of

Exhibit 99.1

new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
Jason Assad

Director of Corporate Communications
assad@terawulf.com